UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2008

Allied Waste Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14705	88-0228636
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18500 North Allied Way, Phoenix, Arizona		85054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 627-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 7, 2008, the Board of Directors elected David P. Abney as a Director of the Company. Mr. Abney was also appointed to serve on the Governance Committee of the Board of Directors. Mr. Abney is a Shareholder Designee on the Company's Board of Directors pursuant to the Third Amended and Restated Shareholders Agreement, dated December 18, 2003, between the Company and Apollo Advisors II, L.P. and Blackstone Capital Partners II Merchant Bank Fund L.P., including affiliated or related persons.

Mr. Abney has served as Chief Operating Officer of United Parcel Service, Inc. ("UPS") since 2007. Prior to his current position, Mr. Abney served as Senior Vice President and President, UPS International from 2003 to 2007 and UPS/Fritz Companies Integration Manager from 2001 to 2002. Mr. Abney also served in various positions of increasing responsibility with UPS since starting his career there in 1974.

Mr. Abney is a Trustee of The UPS Foundation and serves on the Boards of the Air Transport Association, the Southern Center for International Studies and the Coalition of Service Industries. Mr. Abney is also on the Board of Trustees for Delta State University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.

April 10, 2008	By:	Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President and Chief Financial Officer